SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                   04/15/2003
                Date of Report (Date of earliest event reported):
                                  Simtrol, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                     1-10927              84-1104448
(State or other jurisdiction of  (Commission File Number)    (IRS Employer
          incorporation)                                  Identification Number)


        2200 Norcross Parkway                                  30071
          Norcross, Georgia                                  (Zip Code)
   (Address of principal executive
               offices)
Registrant's telephone number, including area code: (770) 242-7566
                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

     On April 15, 2003, Simtrol, Inc announced that the public announcement of its fourth quarter and 2002 financial results as well as the filing of its annual report on Form 10-K will be delayed beyond April 15, 2003. This additional delay is due to the delay in finalizing the Company's audited financial statements. The company will file its annual report on Form 10-K upon the completion of the audit. The company has been advised by its auditors that the audited financial statements will be completed by May 20, 2003.

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to projected financial results and plans for future sales and business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The words "may," "would," "could," "believe," "intend," "expect," "estimates," "anticipates," "intend," and similar expressions and variations thereof are intended to identify forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, competition, the market acceptance of ONGOER as an alternative to hardware-based control systems, and other uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings, including our Annual Report on Form 10-K and our quarterly reports on Form 10-Q.

Date:    April 15, 2003


                                     Simtrol, Inc.


                                     By:   /s/ Richard W. Egan
                                           Richard W. Egan
                                           President and Chief Executive Officer